EXHIBIT 99.1
FERGUSON PLC (“Company”)

NOTIFICATION OF TRANSACTIONS BY PERSONS DISCHARGING MANAGERIAL RESPONSIBILITIES (“PDMRs”) IN ORDINARY SHARES OF 10p EACH IN THE COMPANY (“Shares”)
On March 16, 2023 the Company granted the following award under the Ferguson Non-Employee Director Incentive Plan 2022.

Non-Executive Director	Award

James Metcalf	232
The award was granted as restricted stock units. No consideration is payable at allocation or on vesting. The award has no performance conditions and will normally vest, only subject to continued service to the Company, on October 2, 2023.
The attached notifications, which have been made in accordance with the requirements of the EU Market Abuse Regulation (as it forms part of UK law pursuant to the European Union (Withdrawal) Act 2018), provide further detail.

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	James Metcalf
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial/Amendment notification	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Ferguson plc
b)	LEI	213800DU1LGY3R2S2X42
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 10p each ISIN: JE00BJVNSS43
b)	Nature of the transaction	The grant of restricted stock units under the Ferguson Non-Employee Director Incentive Plan 2022
c)	Price(s) and volume(s)	Price(s) $0.00	Volume(s) 232
USD - US Dollar
d)	Aggregated information –Aggregated volume –Price	Not applicable $0.00
e)	Date of the transaction	2023-03-16; UTC time
f)	Place of the transaction	Outside a Trading Venue
Enquiries:
Kate McCormick, Company Secretary
Tel: +44 (0) 118 927 3827

March 17, 2023